                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FDP Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   FDP CORP.
                            2140 SOUTH DIXIE HIGHWAY
                              MIAMI, FLORIDA 33133
                             ---------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 1997
                             ---------------------

To the Shareholders of FDP Corp.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of FDP Corp., a Florida corporation (the "Company"), will be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, on Tuesday, April 15, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To elect six persons to the Company's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

          2. To ratify the reappointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the 1997 fiscal year; and

          3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors fixed the close of business on March 11, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the 1997 Annual Meeting of Shareholders and any adjournments thereof.

     Whether or not you expect to be present at the meeting, please sign, date and return the enclosed proxy as promptly as possible in the enclosed preaddressed stamped envelope.

                                          By Order of the Board of Directors,

                                          /s/ Cindy Goldberg

                                          CINDY GOLDBERG,
                                          Secretary

Miami, Florida
March 14, 1997

     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                   FDP CORP.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FDP Corp., a Florida corporation (the "Company"), of proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, on Tuesday, April 15, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 14, 1997. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 2140 South Dixie Highway, Miami, Florida 33133.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation therefor in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSE OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

          1. The election of six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          2. A proposal to ratify the reappointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the 1997 fiscal year.

          3. Such other business as may properly come before the Annual Meeting, including any adjournments thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the six nominees for director named below, and (b) in favor of all other proposals described on the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares of Common Stock will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors fixed the close of business on March 11, 1997 as the record date (the "Record Date") for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on the Record Date, on which the transfer books of the Company remained open, will be entitled to vote. As of the Record Date, there were 5,540,837 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters brought before the Annual Meeting.

     The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock. In order to be elected, nominees for director must receive a plurality of the votes cast by holders of shares of Common Stock voting in person or by proxy at the Annual Meeting. The approval of the other proposals covered by this Proxy Statement will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast "for" or "against" any matter. Shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Mr. Michael C. Goldberg, the owner of 55.6 percent of the outstanding Common Stock, has advised the Company that he intends to vote in favor of all proposals set forth in the Proxy Statement.

                               SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (b) each director and nominee for election as a director of the

Company, (c) the Chief Executive Officer and the other five most highly compensated executive officers of the Company and (d) all directors and executive officers of the Company as a group.

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(2)
                                                              ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(L)                        SHARES        PERCENT
---------------------------------------                       ---------      -------
Michael C. Goldberg.........................................  3,081,431(3)    55.6%
Michael S. Barish group.....................................    357,450(4)     6.5%
Douglas Kennedy.............................................     93,750(5)     1.7%
Richard Fleischman..........................................    125,000(6)     2.3%
Kathleen Muro...............................................     70,000(7)     1.3%
Beverly Price...............................................     75,000(8)     1.4%
Edward Pick.................................................     43,500(9)     0.8%
Cesar L. Alvarez............................................         --         --
Cindy Goldberg..............................................         --         --
Albert J. Schiff............................................         --         --
Bruce I. Nierenberg.........................................         --         --
All directors and executive officers as a group (11
  persons)..................................................  3,522,056(10)   63.6%

---------------

 (l) Unless otherwise indicated, the address of each of the beneficial owners identified is 2140 South Dixie Highway, Miami, Florida 33133.
 (2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
 (3) Includes 750,000 shares of Common Stock beneficially owned by Mr. Goldberg as sole Trustee under a charitable remainder unitrust created in 1994 by Mr. Goldberg and his wife, Cindy Goldberg. Mr. and Mrs. Goldberg are the income beneficiaries of the trust.
 (4) Based on the Schedule 13D dated February 24, 1995. Includes (i) an aggregate of 244,500 shares of Common Stock owned by Michael Barish for which he has sole voting and dispositive power; (ii) 75,000 shares of Common Stock owned by Michael Barish either jointly with his spouse or as custodian for his children; (iii) 9,000 shares of Common Stock owned by Fred Klinghoffer, Trustee under will of Emanuel Klinghoffer, for which voting power for such shares is shared by Michael Barish, Carl Barish and Fred Klinghoffer and (iv) 28,950 shares held by clients of Cambiar Investors Inc. for which Michael Barish shares voting and dispositive power. Mr. Barish's address is c/o Cambiar Investors Inc., 8400 East Prentice Avenue, Suite 460, Englewood, Colorado 80111.
 (5) Represents 93,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy.
 (6) Represents 125,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy.
 (7) Represents 70,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy.
 (8) Represents 75,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy.
 (9) Represents 43,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy.
(10) Includes 440,625 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been met.

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting, with each director to hold office until the next annual meeting of shareholders of the Company and until such director's successor is duly elected and qualified. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise. Absent contrary instructions, proxies will be voted at the Annual Meeting for the election as director of the following nominees, all of whom are presently serving as directors of the Company:

NAME                                           AGE     POSITION(S) HELD WITH THE COMPANY
----                                           ---     ---------------------------------
Michael C. Goldberg..........................  59    Chairman of the Board and President
Cindy Goldberg...............................  49    Secretary, Treasurer and Director
Douglas Kennedy..............................  50    Executive Vice President and Director
Bruce I. Nierenberg..........................  50    Director
Cesar L. Alvarez.............................  49    Director
Albert J. Schiff.............................  54    Director

     Mr. Goldberg, founder of the Company, has been the Chairman, Chief Executive Officer and President of the Company since its formation in 1968. He is an Associate of the Society of Actuaries and a member of the American Academy of Actuaries.

     Mrs. Goldberg has been a director and the Secretary and Treasurer of the Company since 1968 and served as its Vice President -- Administration from its formation until 1982. Mrs. Goldberg is the wife of Michael C. Goldberg.

     Mr. Kennedy became the Executive Vice President and a director of the Company in January 1986. Mr. Kennedy joined the Company in 1977, and prior to January 1986 served as a Vice President. He is responsible for the electronic data processing systems of the Company and the development of various present and proposed products. Mr. Kennedy is a member of the American Academy of Actuaries, an Enrolled Actuary and an Associate of the Society of Actuaries.

     Mr. Nierenberg became a director of the Company in June 1983. He is currently Executive Vice President of Norweigan Cruise Lines. From 1984 to 1991 he was Executive Vice President of Premier Cruise Lines located in Port Canaveral, Florida. From 1992 to 1994 he was President and Chief Executive Officer of

Costa Cruise Lines and American Family Cruises. From 1995 to 1996 he was President of Bruce Nierenberg & Associates, Consultants to the tourism industry.

     Mr. Alvarez became a director of the Company in January 1986. Mr. Alvarez has been President and Chief Executive Officer of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., a law firm in Miami, Florida, since February 1997 and a principal shareholder of such firm since January 1983. Mr. Alvarez served as Executive Vice President of such firm from January 1996 until February 1997. Mr. Alvarez also serves on the Board of Directors of CompuTrac, Inc. (computer software), Dallas, Texas, Cosmo Communications Corporation (electronics manufacturer), Miami, Florida, Texpack N.V. (paper cone manufacturer), Netherlands Antilles and PHP Holdings, Inc. (an HMO holding company), Tampa, Florida.

     Mr. Schiff became a director of the Company in April 1992. Mr. Schiff previously served as a director of the Company from June 1983 to January 1986. Mr. Schiff has served as Chief Executive Officer and President of Insurance Alliance, Inc., an employee benefit consulting firm located in Stamford, Connecticut, since 1989. He was Senior Vice President and Member of the Board of Trustees of Mutual Life Insurance Company of New York (MONY) from 1986 to 1989 and served as Chief Executive Officer and President of Albert J. Schiff Associates, Inc., an employee benefit consulting firm located in Darien, Connecticut, from 1968 to 1986. In 1985, he served as President Elect of the Association of Advanced Life Underwriters (AALU).

DIRECTORS' FEES

     Directors who are not employees of the Company receive an annual retainer of $2,000, payable quarterly, and a $200 fee for each meeting attended.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the past fiscal year. No director attended less than 75 percent of the aggregate number of Board and committee meetings that such director was obligated to attend, except Bruce I. Nierenberg, who attended one of the Board meetings.

     Messrs. Alvarez and Nierenberg are members of the Audit Committee and the Stock Option Committee. Mr. Alvarez met with the Company's auditors once during the past fiscal year. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters. The Stock Option Committee administers the Company's 1984 Non-Qualified Stock Option Plan and 1994 Employee Stock Option Plan. The Stock Option Committee met twice during the fiscal year ended November 30, 1996.

     The Company does not have a Nominating Committee.

                        REPORT ON EXECUTIVE COMPENSATION

     The Company does not have a Compensation Committee. Compensation of the Company's executive officers is determined by its Board of Directors. The Company has not entered into employment agreements with any of its executive officers.

     The Board of Directors' general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain qualified executives, to motivate performance to achieve specific goals and to align the interests of senior management with the long-term interests of the Company's shareholders.

     In determining compensation, job level, individual performance and Company performance are considered. More specifically, factors considered include the Chief Executive Officer and President's recommendations, specific accomplishments of the executive officers, the Company's historical and projected performance, sales, earnings, financial condition and return on equity and economic conditions. These factors and the ultimate determination of compensation are subjective. The Company attempts to provide incentives to retain qualified executive officers, but also believes that the compensation paid to its executives is well within the range of compensation paid to similarly situated executives at other companies in similar industries or at companies having a similar market capitalization. Given the level of the Company's executive officer compensation, the Board does not believe that it is necessary to incur the expense of formal studies or market analyses.

     The key components of the Company's executive compensation are base salary, grants of stock options and at times, bonuses. Of all the components of compensation, salary is most closely related to individual performance. Strong emphasis is given to the Chief Executive Officer's recommendations, given his experience with the Company since its origin and his day-to-day contact with the other executive officers. Consideration is also given to the amount deemed necessary to retain an executive officer's services. These considerations are subjective and not subject to specific criteria. Company performance is also a factor. Based on its experience with companies generally and in the Company's industry, and without utilizing any formal market studies, the Board believes that the salaries paid by the Company to its executive officers are moderate by comparison to external standards. Where increases did occur, they were based on specific efforts and the need to retain the officer. This analysis was also subjective and not subject to specific criteria.

     While the Company does not have a specific bonus plan for executive compensation, bonuses are given at times based upon an individual executive officer's performance. The amount of any bonus is subjectively determined based upon an analysis of the executive's performance during the year. The Company did not grant bonuses to any of the executive officers for fiscal year ended November 30, 1996, except for one officer who received a bonus based upon a formula relating to sales revenues.

     The Company also attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options. Options allow executive officers to share, to some extent, in shareholders' return on equity. Typically, Company options vest 20% a year based upon an employees' service with the Company. The determination of how many options to grant to an executive officer depends, to varying degrees, on the number of outstanding options held by the executive officer, his job level and performance and Company performance. Given the foregoing factors, no executive officers received options in the fiscal year ended November 30, 1996.

     As a result of the foregoing factors, primarily the Company's performance in 1996, the President and Chief Executive Officer's salary increased approximately 5% in 1996 but he did not receive a bonus or new grants of options. In determining to increase the President's compensation at its existing level the Board took into consideration, in addition to the other factors mentioned above, the time and effort being expended by the President, the President's experience and expertise in handling the issues facing the Company and the perceived progress towards enabling the Company to meet future goals.

     In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Sections 162(m) of the Internal Revenue Code of 1986, as amended (the "code"). Section 162(m) generally disallows a public company's deduction for compensation to any one of certain employees (primarily executive officers) in excess of $1.0 million per year unless the compensation is pursuant to a plan or performance goals approved by the public company's shareholders. None of the Named Executive Officers presently receives, and the Compensation Committee does not anticipate that such persons will receive, annual cash compensation in excess of the $1.0 million cap provided in Section 162(m). The Board presently intends to take any necessary steps to ensure compliance with
Section 162(m) of the code.

              Michael C. Goldberg
              Douglas Kennedy
              Cindy Goldberg
              Bruce I. Nierenberg
              Cesar L. Alvarez
              Albert J. Schiff

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Common Stock over the last five fiscal years as compared to the total returns of the NASDAQ Stock Market Index (US Companies) and the NASDAQ Computer and Data Processing Stocks Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The graph assumes $100 was invested on November 29, 1991 in the Company's Common Stock, the NASDAQ Stock Market Index (US Companies) and the NASDAQ Computer and Data Processing Stocks Index.(1)

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   FDP CORP.

         MEASUREMENT PERIOD               FDP CORP.           NASDAQ            NASDAQ
        (FISCAL YEAR COVERED)                                 STOCK            COMPUTER
                                                            MARKET (US         AND DATA
                                                            COMPANIES)        PROCESSING
                                                                                STOCKS
11/29/91                                          100.0             100.0             100.0
11/30/92                                          108.6             126.0             125.9
11/30/93                                           98.6             145.8             132.6
11/30/94                                          148.6             146.1             158.2
11/30/95                                          178.6             208.3             246.8
11/29/96                                          324.4             255.2             304.6

NOTE:

A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 11/29/91.
(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             EXECUTIVE COMPENSATION

TOTAL ANNUAL COMPENSATION

     The following table sets forth certain information relating to the total annual compensation paid or accrued by the Company and its subsidiaries during each of the three most recent fiscal years to its Chief Executive Officer and to each of the five most highly compensated executive officers (other than the Chief Executive Officer) whose total annual compensation during the fiscal year ended November 30, 1996 exceeded $100,000 (collectively, the "Named Executive Officers"). The Company did not grant any stock options or stock appreciation rights to any of the Named Executive Officers during fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION(1)
                                         ----------------------------------------------------------
               NAME AND                  FISCAL                             ALL OTHER       OPTIONS
          PRINCIPAL POSITION              YEAR      SALARY     BONUS     COMPENSATION(2)      (#)
          ------------------             ------    --------    ------    ---------------    -------
Michael C. Goldberg                       1996     $401,000        --            --             --
  Chairman of the Board,                  1995     $382,200        --            --             --
  Chief Executive Officer                 1994     $355,000        --            --             --
  and President
Douglas Kennedy                           1996     $175,000        --        $4,500             --
  Executive Vice President                1995     $167,500        --        $4,500         30,000
                                          1994     $160,000        --        $4,620             --
Richard Fleischman                        1996     $150,000        --        $4,500             --
  Vice President                          1995     $145,000        --        $4,500             --
                                          1994     $145,000        --        $4,350         55,500
Kathleen Muro                             1996     $126,000        --        $3,750             --
  Vice President                          1995     $120,000        --        $3,750             --
                                          1994     $110,000    $7,500        $3,600         37,500
Beverly Price                             1996     $115,000        --        $3,450             --
  Vice President                          1995     $110,000        --        $3,571         11,250
                                          1994     $105,000    $5,000        $3,300         41,250
Edward Pick                               1996     $115,000        --        $3,450             --
  Vice President                          1995     $110,000        --        $2,906             --
                                          1994     $105,000        --        $1,132             --

---------------

(1) Does not include the value of certain benefits that may be personal in nature, but that cannot be precisely ascertained. The Company believes that the value of noncash benefits and compensation distributed to each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10% of the compensation reported in the table above for such individual.
(2) Represents Company funded profit sharing contributions for each named executive.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Company did not grant any stock options or restricted stock awards to any of the Named Executive Officers during the fiscal year ended November 30, 1996.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended November 30, 1996 and (ii) unexercised stock options held by the Named Executive Officers as of November 30, 1996.

                                                                NUMBER OF               VALUE OF UNEXERCISED
                                  SHARES                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 ACQUIRED               HELD AT NOVEMBER 30, 1996     HELD AT NOVEMBER 30, 1996
           NAME AND                 ON       VALUE     ---------------------------   ---------------------------
      PRINCIPAL POSITION         EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ------------------         --------   --------   -----------   -------------   -----------   -------------
Michael C. Goldberg............       --          --          --             --             --             --
  Chairman of the Board,
  Chief Executive Officer
  and President
Douglas Kennedy................   41,250    $221,250     108,750             --       $497,188             --
  Executive Vice President
Richard Fleischman.............   37,500    $247,500      75,000             --       $350,417             --
  Vice President
Kathleen Muro..................    7,500    $ 56,250      60,000             --       $278,250             --
  Vice President
Beverly Price..................       --          --      75,000             --       $340,938             --
  Vice President
Edward Pick....................   11,250    $ 61,750      46,500                      $207,625
  Vice President

---------------

(1) Calculated on the basis of the average of the high ask and low bid quotations for the Company's Common Stock as reported by NASDAQ on November 29, 1996, which was $7.42 per share.

BENEFIT PLANS

     Profit Sharing Plan. The Company has in effect a Profit Sharing Plan for all full-time employees who have been employed by the Company for more than 1 year and are at least 21 years of age. Contributions to the plan are at the discretion of the Board of Directors. In 1984, the Company amended the Profit Sharing Plan to include a cash or deferred plan (a 401(k) plan). The Profit Sharing Plan provides for the Company to match employee elective contributions in an amount of 50 percent of such contribution to a maximum of 3 percent of annual employee compensation. Company contributions to the Profit Sharing Plan were $325,000 in fiscal 1996. Michael and Cindy Goldberg are the Trustees of the Profit Sharing Plan.

     Stock Option Plans. The Company's Board of Directors and shareholders approved the Company's 1984 Non-Qualified Stock Option Plan (the "1984 Plan") in November 1983. A total of 650,000 shares of Common Stock have been reserved for issuance pursuant to the 1984 Plan. As of November 1, 1993, the ten-year term of the 1984 Plan expired and, accordingly, no additional grants of options may be made under the

1984 Plan. As of the Record Date, options to purchase 246,375 shares of Common Stock were outstanding under the 1984 Plan at exercise prices ranging from $2.50 to $3.08 and expiring on May 22, 1997 through March 18, 2003.

     The Company's Board of Directors approved the Company's 1994 Employee Stock Option Plan (the "1994 Plan") in April 1994. The 1994 Plan was approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders. Effective January 2, 1997, Mr. Michael C. Goldberg, the record and beneficial owner of approximately 55.6% of the outstanding shares of Common Stock, voted all such shares in favor of an increase to 920,868 in the number of shares of Common Stock reserved for issuance pursuant to the 1994 Plan, which vote was sufficient to approve the increase. As of the Record Date, options to purchase 804,400 shares of Common Stock were outstanding under the 1994 Plan at exercise prices ranging from $2.83 to $7.75 and expiring on April 18, 1999 through January 6, 2000.

LONG-TERM COMPENSATION AWARDS

     No long-term compensation awards were made to the executive officers named in the "Summary Compensation Table" during fiscal year 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Beginning as of October 1, 1984 the Company rented approximately 30,100 square feet of office space in Miami, Florida for a 5-year term from a partnership (the "Partnership"), of which Michael Goldberg, the principal shareholder of the Company, its Chairman of the Board, Chief Executive Officer and President, is the general partner and Cindy Goldberg, the Company's Secretary and Treasurer and a director, is the limited partner. This lease was amended December 1, 1986 to provide for its expiration on December 1, 1989 with an option to renew for 5 years, which was exercised. Under this lease amendment, the Company rented additional space in an adjacent building of approximately 5,300 square feet, which increased the rent during fiscal year 1993 by $95,000 to $635,000 plus taxes, insurance and other expenses. On December 1, 1994 a new lease was executed for 5 years which provides for an annual base rental of $770,000 with annual increases based on the consumer price index plus taxes, insurance and certain operating expenses. On July 1, 1995, the Company executed a rider to the current lease for an additional 9,200 square feet of office space located in Miami, Florida in close proximity to the Company's headquarters. The additional space is rented for an annual base rental of approximately $200,000. The Company has the option to renew this lease, upon expiration, for another 5 years under the same terms and conditions.

     Cesar L. Alvarez, a director of the Company, is a principal shareholder, President, Chief Executive Officer and a director of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., a law firm that has from time-to-time provided legal services to the Company.

               RATIFICATION OF SELECTION OF THE COMPANY'S AUDITOR

     The firm of KPMG Peat Marwick LLP, an international accounting firm of independent certified public accountants, has served as the auditor of the Company's annual financial statements since 1983. Although the appointment of KPMG Peat Marwick LLP as the independent auditor of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an independent auditor, and the Board of Directors may change the Company's auditor at any time.

     If shareholders do not ratify the selection of KPMG Peat Marwick LLP by the affirmative vote of the holders of a majority of votes cast by the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will investigate the reason for shareholder rejection and the Board will reconsider the appointment.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions from shareholders at that time.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITOR.

                              GENERAL INFORMATION

     OTHER MATTERS. The Board does not intend to present any matter for action at this meeting other than the matters described in this Proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

     DEADLINE FOR SHAREHOLDER PROPOSALS. Proposals by holders of the Company's Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than November 14, 1997. Such proposals must also comply in full with requirements in Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors,

                                          /s/ Cindy Goldberg

                                          CINDY GOLDBERG,
                                          Secretary

Miami, Florida
March 14, 1997

                                                                      APPENDIX A


                                  FDP CORP.
     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned, a shareholder of FDP CORP., a Florida corporation (the "Company"), hereby appoints MICHAEL C. GOLDBERG and DOUGLAS KENNEDY, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of the Company, to be held on Tuesday, April 15, 1997, at 10:00 a.m., local time, at the Grand Bay Hotel, 2669 South Bayshore Dr., Coconut Grove, Florida, and at any adjournments thereof.

                      (SIGNATURE ON REVERSE SIDE REQUIRED)




A /X/ Please mark your
      votes as in this
      example.


            VOTE FOR all nominees          VOTE     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF
         listed at right, except vote    WITHHELD   DIRECTORS AND PROPOSAL TO RATIFY THE REAPPOINTMENT OF KPMG PEAT MARWICK LLP.
         withheld from the following     from all
              nominees (if any):         nominees.

                                                                                                               FOR  AGAINST  ABSTAIN
(1) ELECTION                      NOMINEES: Cesar L. Alvarez         (2) PROPOSAL TO RATIFY THE REAPPOINTMENT   / /    / /     / /
    OF            / /       / /             Michael C. Goldberg          OF KPMG PEAT MARWICK LLP as the
    DIRECTORS                               Cindy Goldberg               Company's independent certified public
                                            Douglas Kennedy              accountants for the 1997 fiscal year.
(Instruction: To withhold the authority     Bruce I. Nierenberg
to vote for any individual nominee,         Albert J. Schiff         (3) Upon such other matters as may properly come before the
write that nominee's name in the space                                   Annual Meeting and any adjournments thereof. In their
provided below).                                                         discretion, the proxies are authorized to vote upon such
                                                                         other business as may properly come before the Annual
                                                                         Meeting, and any adjournments thereof.


-------------------------------------------                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                      IN THE ENCLOSED ENVELOPE.

                                                                      This proxy, when properly executed, will be voted in the
                                                                      manner directed herein by the undersigned shareholder.
                                                                      If no direction is made, this proxy will be voted "for"
                                                                      all of the proposals.

                                                                      The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1997 Annual Meeting of Shareholders
                                                                      and (2) the Proxy Statement.




SIGNATURE _________________________   DATE ____________    __________________________________________   DATE _____________________
                                                                  (Signature if held jointly)

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting.
            When shares held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.